Exhibit 99.1

BIO-key® Reports Fourth Consecutive Quarter Of Operating Profitability

Profitable 2008 Followed by Quarterly Profits in 2009

Wall, NJ, November 13, 2009 — BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in wireless public safety and finger-based biometric identification solutions, today reported results for the third quarter and first nine months ended September, 2009.  The Company’s results reflected operating profitability for each quarter of 2009 and for the full year 2008.

As a result of the proposed sale of the Company’s Law Enforcement Division, the reported financial results in the Company’s September 30, 2009 Form 10-Q are reported on a “Discontinued Operations” basis as defined by Generally Accepted Accounting Principles (GAAP). For clarity and consistently the data presented in this press release includes both operating results on a historic basis and “Discontinued Operations” basis.

Third Quarter

Before accounting for “Discontinued Operations”, as a result of the pending sale of the company’s Law Enforcement Division, revenues from operations for the quarter ended September 30, 2009 was $2.7 million, a revenue decrease of 6.5% from that reported in the third quarter of 2008. Revenue in the third quarter of 2009 was essentially equal, sequentially, to the second quarter of 2009.

Gross margin was 80.7% for the third quarter of 2009, compared to 85.8% for the third quarter of 2008.

The company’s continued emphasis on cost containment enabled operating expenses to decrease by 21% to $2.1 million for the third quarter of 2009, compared to the $2.7 million reported in the third quarter of 2008.

Net income for the third quarter ended September 30, 2009 was $36,152 compared to a loss of ($45,000) in the corresponding quarter in 2008, excluding other income and expenses.

Accounting for the planned sale of the Law Enforcement business, total revenue from continuing operations for the third quarter ended September 30, 2009 was $524,351, reflecting a revenue increase 15.9% from the third quarter ended September 30, 2008.

Loss from continuing operations for the third quarter ended September 30, 2009 was ($771,085) compared a loss from continuing operations of ($556,731) in the third quarter ended September 30, 2008.

Net loss for the third quarter ended September 30, 2009 was ($69,411) compared a net loss of ($44,968) in the third quarter ended September 30, 2008.

Nine Months Year to Date Results

Before accounting for “Discontinued Operations”, as a result of the pending sale of the company’s Law Enforcement Division, revenues from operations for the three quarters ended September 30, 2009 was $8.5 million, a revenue decrease of 5.5% from the $9.0 million reported for the first three quarters of 2008.

Gross margin was 83.5% for the three quarters of 2009, compared to 85.9% for the three quarters of 2008.

Expenses decreased by 23% to $6.6 million for the three quarters of 2009, compared to $8.6 million reported for the first three quarters of 2008.

Net income for the three quarters ended September 30, 2009 was $456,321 markedly improved as compared to a loss of ($954,477) for the first three quarters 2008, excluding other income and expense.

Accounting for the planned sale of the Law Enforcement business total revenue from continuing operations for the three quarters ended September 30, 2009 was $1.3 million compared to $2.0 million for the three quarters ended September 30, 2008.

Loss from continuing operations for the three quarters ended September 30, 2009 was ($2.4) million compared a net loss from continuing operations of ($1.4) million for the three quarters ended September 30, 2008.

Net income for the three quarters ended September 30, 2009 was $292,408 compared a net loss of ($792,382) for the three quarters ended September 30, 2008.

Commenting on the third quarter results, Mike DePasquale, BIO-key CEO said, “We are pleased that we have been able to deliver consistent and sustained profitability. The third quarter marks three consecutively profitable quarters from operations, following a profitable year in 2008. Our disciplined approach to investing in technology and markets while containing costs has continued to reflect good success in our financial performance.  We are however disappointed with our lack of top line growth in the quarter due to two large orders slipping from the third quarter into the fourth quarter. We expect then to have strong revenues in the fourth quarter and to meet our internal objectives for the full year”

DePasquale added, “We are on track to have our shareholders meeting on November 19th and close the sale of our Law Enforcement Division to Interact Safety shortly thereafter. When the transaction is completed, we believe we will be debt free, have a positive shareholder equity and a strong growing high margin biometric business.”

In September the company announced that it was awarded the contract to provide fingerprint identification matching technology to the FBI for its Next Generation Identification (NGI), along with its partner MorphoTrak by the prime contractor, Lockheed Martin. At the time, Mike

Depasquale characterized the award as being “… the most important award the company has ever received and it may be the most important biometric contract ever awarded.”

Highlights for the third quarter ended September 30, 2009 included the following:

•                  $397,600 in biometric orders received from McKesson Automation as part of the continued deployment of McKesson’s AcuDose-Rx medication dispensing cabinet solution that is biometrically secured with “FastEntry™ — the most reliable biometric identification method on the market”.

•                  A contract with Oklahoma County OK for $67,000 to deploy finger biometrics to identify personnel logging into their existing BIO-key MobileCop software.

•                  Over $70,000 in biometric orders received from LexisNexis in their continued expansion of their commercial biometric deployments.

•                  Fifteen orders received from InterAct Public Safety Systems totaling more than $180,000 in law enforcement contracts, including new customer awards from the Anderson County Sheriff’s Office and the Annapolis, MD Police Department.

•                  A $65,000 add-on contract from Lucas County Ohio for deployment of our MobileNavigator in-car mapping solution for 150 vehicles.

•                  A $50,000 add-on contract from Durant, OK, which brings to 675 the total number of agencies now being hosted by the Oklahoma County Sheriff’s Office.

Mike DePasquale BIO-key CEO concluded “We feel very good about what we have accomplished in bringing BIO-key from a pre-revenue, money losing company to a point where we have been able to sustain ourselves until the biometrics market developed. So with an emerging biometric market, affirmation by being selected by the most premier fingerprint user in the world, marquis customers with exciting applications and a clean balance sheet, we believe we have a bright future going into 2010 and beyond”

Conference Call Details

BIO-key has scheduled a call for Friday, November 13th at 10:00 a.m. Eastern Time to discuss 2009 third quarter financial results.  Dialing 800-860-2442 and asking for the BIO-key call at least 10 minutes prior to the start time.  The conference call will also be broadcast live over the Internet by logging onto www.bio-key.com.  A streaming audio replay of the webcast will be available shortly after the call on the Company’s website (www.bio-key.com) for a period of thirty days.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 1,000 police departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for law enforcement.  (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

© Copyright 2009 by BIO-key International, Inc.